Attachment 77.C.

Matters Submitted to a Vote of Security Holders

A special meeting of shareholders of the Investor Class shares of each of the following Funds was held on September 15, 2015 and the following matters were approved by each such Fund’s voting Investor Class shares:

Hennessy Cornerstone Large Growth Fund
To approve a distribution (Rule 12b-1) plan for the Investor Class shares of the Fund
For: 4,109,029.550
Against: 613,737.288
Abstain: 84,041.989

Hennessy Cornerstone Value Fund
To approve a distribution (Rule 12b-1) plan for the Investor Class shares of the Fund
For: 3,263,842.798
Against: 639,151.651
Abstain: 94,767.208

Hennessy Large Value Fund
To approve a distribution (Rule 12b-1) plan for the Investor Class shares of the Fund
For: 1,787,502.562
Against: 353,770.518
Abstain: 97,505.575

A special meeting of shareholders of the Investor Class shares of both of the following Funds was held on October 2, 2015 and the following matters were approved by each such Fund’s voting Investor Class shares:

Hennessy Cornerstone Growth Fund
To approve a distribution (Rule 12b-1) plan for the Investor Class shares of the Fund
For: 4,841,306.719
Against: 1,091,568.514
Abstain: 197,931.286
Broker Nonvotes: 223,031.000

Hennessy Cornerstone Mid Cap 30 Fund
To approve a distribution (Rule 12b-1) plan for the Investor Class shares of the Fund
For: 7,535,374.144
Against: 1,625,052.208
Abstain: 319,146.384
Broker Nonvotes: 1,090,038.000